SCHEDULE 14C
(RULE 14C-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. _______)

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X            Definitive information statement

Delaware VIP® Trust

 (Name of Registrant as Specified in Its Charter)

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DELAWARE VIP® TRUST
Delaware VIP Growth Equity Series

100 Independence, 610 Market Street
Philadelphia, PA 19106-2354

INFORMATION STATEMENT
This Information Statement is being furnished on behalf of the Board of Trustees (“Trustees” or “Board”) of Delaware VIP Trust (the “Trust”) to inform shareholders of the series listed above (the “Series”) about recent changes related to the Series’ sub-advisory arrangements.  The changes were approved by the Board on the recommendation of the Series’ investment manager, Delaware Management Company (“DMC” or the “Manager”), without shareholder approval as is permitted by an order of the U.S. Securities and Exchange Commission (“SEC”).  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
A Notice of Internet Availability of Information Statement relating to this Information Statement (“Notice”) was mailed beginning on or about August 19, 2022 to shareholders of record of the Series as of August 1, 2022 (the “Record Date”).  The Information Statement is being made available on the Series’ website at delawarefunds.com/vip-literature on or about August 19, 2022 until at least November 17, 2022. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting your financial intermediary, your insurance company, or calling 800 523-1918.
INTRODUCTION
Pursuant to “manager of managers” authority, the Manager, subject to approval by the Board, is permitted to hire, terminate, or replace sub-advisors who are affiliated or unaffiliated with the Trust or the Manager, and to enter into and modify material terms and conditions of the related sub-advisory agreements without shareholder approval. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as investment advisor or sub-advisor of the fund. In order to use the “manager of managers” authority discussed above, the Manager, the Trust, and certain affiliates requested and received an exemptive order from the SEC on January 17, 2017 (the “SEC Order”).  The SEC Order exempts the Manager, the Trust and other affiliates from certain of the shareholder approval requirements of Section 15(a) of the 1940 Act and allows the Trust’s Board, subject to certain conditions, to appoint new sub-advisors and approve new sub-advisory agreements on behalf of the Trust without shareholder approval.  The Manager has ultimate responsibility (subject to oversight by the Board) to supervise the sub-advisors and recommend the hiring, termination, and replacement of the sub-advisors to the Board.

Consistent with the terms of the SEC Order, at a meeting held on March 2, 2022 (the “Meeting”), the Board, including a majority of the Trustees who are not “interested persons” of the Trust or of the Manager (the “Independent Trustees”), approved the termination of the Series’ former sub-advisor, Smith Asset Management, LLC (“Smith”), and the transition of day-to-day management of the Series to the Large Cap Growth team of DMC. In addition, the Board, including a majority of the Independent Trustees, approved sub-advisors, Macquarie Investment Management Global Limited (“MIMGL”) and Macquarie Funds Management Hong Kong Limited

(“MFMHKL”) (each, a “Sub-Advisor” and together, the “Sub-Advisors”), to provide sub-advisory services to the Series beginning on May 31, 2022, and approved amendments adding the name of the Series to the existing sub-advisory agreements between DMC and each of MIMGL and MFMHKL pursuant to which each Sub-Advisor provides certain investment sub-advisory services to certain of the Delaware Funds by Macquarie (each, a “Sub-Advisory Agreement” and collectively, the “Sub-Advisory Agreements”). MIMGL and MFMHKL are affiliates of the Manager.

Smith ceased serving as a sub-advisor for the Series on May 31, 2022 and its sub-advisory agreement has been terminated. The decision to terminate the sub-advisory agreement with Smith and transition day-to-day management of the Series to the Large Cap Growth team of DMC was based upon certain factors, including but not limited to, the belief that the Series would benefit from the expertise of DMC’s Large Cap Growth team in managing variable insurance products and understanding insurance company needs; and the potential for improvements and efficiencies in client servicing, marketing, and distribution due to the availability of internal investment management resources.

The Trust and the Manager have agreed to comply with certain conditions when acting in reliance on the relief granted in the SEC Order. These conditions require, among other things, that, within ninety (90) days of hiring a new sub-advisor, modifying the terms and conditions of a sub-advisory agreement, or approving a new sub-advisory agreement with a sub-advisor, the affected fund will notify the shareholders of the fund of the changes. The Notice provides such notice of the changes and this Information Statement presents additional details regarding MIMGL and MFMHKL and the Sub-Advisory Agreements.

THE INVESTMENT MANAGER
The Manager is located at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354, and is a series of Macquarie Investment Management Business Trust, which is an indirect subsidiary of Macquarie Management Holdings, Inc. (“MMHI”), which in turn is an indirect subsidiary, and subject to the ultimate control, of Macquarie Group Limited (“Macquarie”).  The Manager is registered as an investment advisor with the SEC under the Investment Advisers Act of 1940, as amended.
The Manager provides investment advisory services to the Series pursuant to an investment management agreement dated January 4, 2010, as amended April 7, 2021, between the Trust and the Manager, as amended (the “Management Agreement”).  The Management Agreement was most recently renewed by the Board, including a majority of the Independent Trustees, at a meeting on August 9-11, 2022. The Trust employs the Manager to generally manage the investment and reinvestment of the assets of the Series.  In so doing, the Manager may hire one or more sub-advisors to carry out the investment program of the Series, subject to the approval of the Board. The Manager continuously reviews and supervises the investment program of the Series. The Manager furnishes regular reports to the Board regarding the investment program and performance of the Series.
Pursuant to the Management Agreement, the Manager has full discretion and responsibility, subject to the overall supervision of the Board, to select and contract with one or more investment sub-advisors, to manage the investment operations and composition of the Series, and to render investment advice for the Series, including the purchase, retention, and disposition of investments, securities and cash held by the Series. The Management Agreement obligates the Manager to implement decisions with respect to the allocation or reallocation of the Series’ assets among one or more current or additional sub-advisors, and to monitor the sub-advisors’ compliance with the Series’ investment objective(s), policies, and restrictions. Under the Management Agreement, the Trust will bear the expenses of conducting its business. In addition, the Manager pays the salaries of all officers and Trustees of the Trust who are officers, directors, or employees of the Manager or its affiliates.

For these services, the Series pays the Manager a fee calculated at an annual rate of 0.65% on average daily net assets up to $500 million; 0.60% on average daily net assets from $500 million to $1 billion; 0.55% on average daily net assets from $1 billion to $2.5 billion; and 0.50% on average daily net assets over $2.5 billion.

The Manager has contractually agreed to waive all or a portion of its investment advisory fees and/or pay/reimburse expenses (excluding any 12b-1 fees, acquired fund fees and expenses, taxes, interest, short sale dividend and interest expenses, brokerage fees, certain insurance costs, and nonroutine expenses or costs, including, but not limited to, those relating to reorganizations, litigation, conducting shareholder meetings, and liquidations) in order to prevent total annual series operating expenses from exceeding 0.80% of the Series’ average daily net assets from April 29, 2022 through April 29, 2023. These waivers and reimbursements may only be terminated by agreement of the Manager and the Series. After giving effect to the fee waiver and expense reimbursements, if any, the Manager received advisory fees of $794,506 paid from the Series for the fiscal year ended December 31, 2021.

The key executives of the Manager and their principal occupations are: Shawn K. Lytle, President/Chief Executive Officer; David F. Connor, Senior Vice President/General Counsel/Secretary; Richard Salus, Senior Vice President/Chief Financial Officer; Michael F. Capuzzi, Senior Vice President/U.S. Chief Operating Officer; and Brian L. Murray, Senior Vice President/Chief Compliance Officer.  The address of each person listed is 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354. Shawn K. Lytle is also a Trustee for the Series.

THE SUB-ADVISORS
MIMGL, located at 50 Martin Place, Sydney, Australia, is an affiliate of the Manager and a part of Macquarie Asset Management (“MAM”). MAM is the marketing name for certain companies comprising the asset management division of Macquarie. As of June 30, 2022, the public investments divisions of Macquarie’s asset management business had total assets under management of approximately $208.5 billion.
Although MIMGL serves as the Series’ sub-advisor, the Manager has ultimate responsibility for all investment advisory services. MIMGL also provides trading support and quantitative support to the Series. The Manager has entered into the Sub-Advisory Agreement with MIMGL and compensates MIMGL out of the investment advisory fees it receives from the Series. There will be no increase in the advisory fees paid by the Series to the Manager as a consequence of the implementation of the Sub-Advisory Agreement. The Sub-Advisory Agreement between MIMGL and the Manager with respect to the Series is effective May 31, 2022.
MIMGL does not serve as an investment advisor or sub-advisor to any registered investment company which has an investment objective(s) similar to the investment objective(s) of the Series.

The names and principal occupations of the principal executive officers and/or directors of MIMGL are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with MIMGL, is 50 Martin Place, Sydney, Australia:
Name	Position
Dean Stewart	Director
Bruce Terry	Director
Patrick Ling	Chief Legal Officer
Lee Binks	Chief Compliance Officer
Rajiv Gohil	Director
Scot Thompson	Director
Caroline Marull	Director

MFMHKL, located at Level 18, One International Finance Centre, One Harbour View Street, Central, Hong Kong, is an affiliate of the Manager and a part of MAM.
Although MFMHKL serves as the Series’ sub-advisor, the Manager has ultimate responsibility for all investment advisory services. MFMHKL also provides trading support to the Series. The Manager has entered into the Sub-Advisory Agreement with MFMHKL and compensates MFMHKL out of the investment advisory fees it receives from the Series. There will be no increase in the advisory fees paid by the Series to the Manager as a consequence of the implementation of the Sub-Advisory Agreement. The Sub-Advisory Agreement between MFMHKL and the Manager with respect to the Series is effective May 31, 2022.
MFMHKL does not serve as an investment advisor or sub-advisor to any registered investment company which has an investment objective(s) similar to the investment objective(s) of the Series.
The names and principal occupations of the principal executive officers and/or directors of MFMHKL are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with MFMHKL, is Level 18, One International Finance Centre, One Harbour View Street, Central, Hong Kong:
Name	Position
John Bugg	Director
Andrew Graham	Chief Compliance Officer
Kwong Wai Yeung	Chief Financial Officer
Wei Cheong	Director
Andrew Swan	Director

APPROVAL OF EACH SUB-ADVISOR
The amendment to each Sub-Advisory Agreement between DMC and each of MIMGL and MFMHKL to allow the Sub-Advisors to provide certain sub-advisory services to the Series, was approved by the Board.  Under the Sub-Advisory Agreements, and in accordance with applicable laws and regulations, the Sub-Advisors agree to provide the Manager with all books and records relating to the transactions they execute and render for presentation to the Board such reports as the Board may reasonably request.  The Sub-Advisory Agreements provide that the fees are set at zero (0).

A Sub-Advisory Agreement may be terminated at any time, without the payment of a penalty, by:  (i) the Manager with written notice to the relevant Sub-Advisor; (ii) the Trust pursuant to action by the Board or pursuant to the vote of a majority of the outstanding voting securities of the Series, with written notice to the relevant Sub-Advisor; or (iii) the Sub-Advisor with written notice to the Manager and the Trust, each on not less than 60 days’ notice to the required parties.

Each Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of its duties, the Sub-Advisor, any of its affiliates, or any of its controlling persons, members, officers, directors, employees or agents, will not be liable for any action or omission connected with rendering services, or for any losses that may be sustained in connection with its activities as Sub-Advisor to the Series.

THE MANAGER’S RECOMMENDATION AND THE BOARD’S CONSIDERATIONS REGARDING THE SUB-ADVISORY AGREEMENTS

At the Meeting, the Board, including the Independent Trustees, approved the termination of the Series’ former sub-advisor, Smith, and the appointment of MIMGL and MFMHKL to provide sub-advisory services to the Series beginning on May 31, 2022. In reaching the decision to approve the Sub-Advisory Agreements, the Board considered and reviewed information about each of MIMGL and MFMHKL, including its personnel, operations, and financial condition, which had previously been provided by MIMGL and MFMHKL, respectively. The Board also reviewed material furnished by DMC, including: a memorandum from DMC reviewing the Sub-Advisory Agreements and the various services proposed to be rendered by MIMGL and MFMHKL; information concerning MIMGL’s and MFMHKL’s organizational structure and the experience of their key investment management personnel; relevant performance information provided with respect to MIMGL and MFMHKL; and a copy of the Sub-Advisory Agreements.

In considering such information and materials, the Independent Trustees received assistance and advice from and met separately with independent counsel. While attention was given to all information furnished, the following discusses some primary factors relevant to the Board’s decision. This discussion of the information and factors considered by the Board (as well as the discussion above) is not intended to be exhaustive, but rather summarizes certain factors considered by the Board. In view of the wide variety of factors considered, the Board did not, unless otherwise noted, find it practicable to quantify or otherwise assign relative weights to the following factors. In addition, individual Trustees may have assigned different weights to various factors.

Nature, extent, and quality of services. The Board considered the nature, quality, and extent of services that MIMGL and MFMHKL each would provide as a Sub-Advisor to the Series. The Board considered the investment process to be employed by MIMGL and MFMHKL in connection with DMC’s collaboration with MIMGL and MFMHKL in managing the Series, and the qualifications and experience of MIMGL and MFMHKL’s global equity teams with regard to implementing the Series’ investment mandate. The Board considered MIMGL and MFMHKL’s organization, personnel, and operations. The Board also considered the Manager’s review and recommendation process with respect to MIMGL and MFMHKL, and the Manager’s favorable assessment as to the nature, quality, and extent of the sub-advisory services expected to be provided by MIMGL and MFMHKL to the Series. Based on their consideration and review of the foregoing factors, the Board concluded that the nature, quality, and extent of the sub-advisory services to be provided by MIMGL and MFMHKL, as well as MIMGL and MFMHKL’s ability to render such services based on its experience, organization and resources, were appropriate for the Series, in light of the Series’ investment objective, strategies, and policies.

Sub-advisory fees. The Board considered that DMC would not pay MIMGL and MFMHKL fees in conjunction with the services that would be rendered to the sub-advised Series. The Board concluded that, in light of the quality and extent of the services to be provided and the business relationships between the Manager and Sub-Advisors, the proposed fee arrangement was understandable and reasonable.

Investment Performance. In evaluating performance, the Board considered that MIMGL and MFMHKL would provide trading execution support and quantitative support, but that DMC’s portfolio managers for the Series would retain ultimate responsibility for all investment advisory services for the Series.

Economies of scale and fall out benefits. The Board considered whether the proposed fee arrangement would reflect economies of scale for the benefit of Series investors as assets in the Series increased. The Board also considered that DMC and its affiliates may benefit by marketing a global approach to the portfolio management of its equity investment strategies.

GENERAL INFORMATION
Distributor

The Series’ distributor, Delaware Distributors, L.P. (“Distributor”), located at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354, serves as the national distributor of the Trust’s shares under a Distribution Agreement dated May 15, 2003, as amended and restated January 4, 2010. The Distributor is an affiliate of the Manager and bears all of the costs of promotion and distribution. The Distributor is an indirect subsidiary of MMHI, and, therefore, of Macquarie. The Distributor has agreed to use its best efforts to sell shares of the Series. Shares of the Series are offered on a continuous basis by the Distributor and may be purchased through authorized investment dealers or directly by contacting the Distributor or the Trust. The Board annually reviews fees paid to the Distributor.

Transfer Agent, Administrator, and Accountant

Delaware Investments Fund Services Company (“DIFSC”), located at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354, serves as the Trust’s shareholder servicing, dividend disbursing, and transfer agent. DIFSC is an affiliate of the Manager, and is an indirect subsidiary of MMHI and, therefore, of Macquarie.

The Bank of New York Mellon, located at 240 Greenwich Street, New York, NY 10286-0001, provides fund accounting and financial administration services to the Series. Those services include performing functions related to calculating the Series’ net asset value and providing financial reporting information, regulatory compliance testing and other related accounting services.

Payments to Affiliated Brokers

During the last fiscal year, the Series did not pay any commissions to any affiliated broker.

Shares Outstanding

As of the Record Date, the Series had 5,933,011.726 Standard Class shares outstanding.

Record of Beneficial Ownership

As of July 31, 2022, the Manager believes that there were no beneficial owners holding 5% or more of the total outstanding shares of any Class of the Series other than those listed on Exhibit A.  As of July 31, 2022, the Manager believes that the Series’ officers and Trustees directly owned less than 1% of the outstanding shares of any Class of the Series.

Householding

Only one copy of the Notice may be mailed to households, even if more than one person in a household is a shareholder of record of the Series as of the Record Date, unless the Trust has received instructions to the contrary. Additional copies of the Notice or copies of the Information Statement may be obtained, without charge, by contacting your financial intermediary, your insurance company, or calling 800 523-1918. If you do not want the mailing of the Notice or the Information Statement, as applicable, to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact your participating securities dealer or other financial intermediary, your insurance company or, if you own Series shares directly through the Series’ service agent, by calling the Series’ service agent.

Financial Information

Shareholders can obtain a copy of the Series’ most recent Annual and Semiannual Reports, without charge, by contacting your financial intermediary, insurance company, or calling 800 523-1918.

EXHIBIT A
As of July 31, 2022, management believes the following shareholders held of record 5% or more of the outstanding shares of the Series:

Name and Address of Beneficial Owner	Total Share Balance	Percentage of the Class
FIRST INVESTORS LIFE LEVEL PREMIUM VARIABLE LIFE INSURANCE SEPARATE ACCOUNT B 40 WALL ST NEW YORK NY 10005	2,654,466.058	44.76%
FIRST INVESTORS LIFE SEPARATE ACCOUNT E 40 WALL ST NEW YORK NY 10005	975,834.597	16.45%
FIRST INVESTORS LIFE VARIABLE ANNUITY FUND C 40 WALL ST NEW YORK NY 10005	1,196,030.146	20.17%
FIRST INVESTORS LIFE VARIABLE ANNUITY FUND D 40 WALL ST NEW YORK NY 10005	1,104,150.084	18.62%

DELAWARE VIP® TRUST
Delaware VIP Growth Equity Series
100 Independence, 610 Market Street
Philadelphia, PA 19106-2354

NOTICE OF INTERNET AVAILABILITY
OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet or by mail relating to the series listed above (the “Series”), a series of Delaware VIP Trust (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement, available online at: delawarefunds.com/vip-literature.

The Information Statement details the recent transition of day-to-day management of the Series to the Large Cap Growth team of Delaware Management Company (“DMC” or the “Manager”), replacing the former sub-advisor to the Series, Smith Asset Management, LLC, on May 31, 2022. In addition, the Information Statement details the approval of sub-advisors, Macquarie Investment Management Global Limited (“MIMGL”) and Macquarie Funds Management Hong Kong Limited (“MFMHKL”), to provide sub-advisory services to the Series beginning on May 31, 2022. A more detailed description of each of MIMGL and MFMHKL and their respective businesses; information about the sub-advisory agreements with each of MIMGL and MFMHKL; and the reasons the Board of Trustees (the “Board”) of the Trust approved MIMGL and MFMHKL as sub-advisors are included in the Information Statement. MIMGL and MFMHKL are affiliates of DMC, the investment manager to each series of the Trust, including the Series.

The Manager employs a “manager of managers” arrangement in managing the assets of the Trust.  In connection therewith, the Trust and the Manager have received an exemptive order from the U.S. Securities and Exchange Commission (the “SEC Order”), which permits the Manager, with the approval of the Board, to hire, terminate, or replace sub-advisors who are affiliated or unaffiliated with the Trust or the Manager, and to enter into and modify material terms and conditions of the related sub-advisory agreements without shareholder approval.

Pursuant to the SEC Order, this Notice of Internet Availability of Information Statement is being mailed beginning on or about August 19, 2022 to shareholders of record of the Series as of August 1, 2022. The full Information Statement is available on the Series’ website at delawarefunds.com/vip-literature on or about August 19, 2022 until at least November 17, 2022.  A paper or e-mail copy of the full Information Statement may be obtained, without charge, by contacting your financial intermediary, or calling 800 523-1918.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.